EXHIBIT 5.1

Opinion and Consent of Duane Morris LLP

Duane Morris LLP

1667 K Street, N.W.

Suite 700

Washington, D.C. 20006-1608

Phone: 202.776.7800

Fax: 202.776.7801

July 6, 2005

Petroleum Development Corporation 103 East Main Street Bridgeport, West Virginia 26330

Dear Management of Petroleum Development Corporation:

            We have acted as special counsel to Petroleum Development Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relative to the offer and issuance by the Company of up to 40,000 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), under the Company's 2005 Non-Employee Director Restricted Stock Plan (the "Plan").

            As special counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares under the Plan; communications or certifications of public officials; certificates of officers, directors and representatives of the Company; and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that the Shares to be issued under the Plan by the Company as described in the Registration Statement, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and non-assessable.

            We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendment thereto.

Sincerely,

/s/ Duane Morris LLP

Duane Morris LLP